Exhibit 10.36

FIRST AMENDMENT TO LIMITED GUARANTY

THIS FIRST AMENDMENT TO LIMITED GUARANTY (this “Amendment”), dated as of November 20, 2013 (the “Effective Date”), is made by and among CITIBANK, N.A., having an address at 388 Greenwich Street, 19th Floor, New York, New York 10013 (together with its successors and/or assigns, “Buyer”) and BLACKSTONE MORTGAGE TRUST, INC., a Maryland corporation, having an address at 345 Park Avenue, New York, New York 10154 (“Guarantor”).

W I T N E S S E T H:

WHEREAS, Buyer and Parlex 2 Finance, LLC, a Delaware limited liability company (“Seller”) have entered into that certain Master Repurchase Agreement, dated as of June 12, 2013 (the “Original Repurchase Agreement”), as amended by that certain First Amendment to Master Repurchase Agreement, dated as of July 26, 2013, that certain Second Amendment to Master Repurchase Agreement, dated as of September 11, 2013, and that certain Third Amendment to Master Repurchase Agreement, dated as of November 20, 2013 (collectively, and as the same may be further amended, supplemented, extended, restated, replaced or otherwise modified from time to time, the “Repurchase Agreement”);

WHEREAS, in connection with the Original Repurchase Agreement, Guarantor entered into that certain Limited Guaranty dated as of June 12, 2013 (as the same may be amended, supplemented or otherwise modified from time to time, the “Guaranty”), in favor of Buyer, guaranteeing certain obligations of Seller;

WHEREAS, all capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Guaranty or the Repurchase Agreement, as applicable; and

WHEREAS, Buyer and Guarantor desire to modify certain terms and provisions of the Guaranty as set forth herein.

NOW, THEREFORE, in consideration of ten dollars ($10) and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Buyer and Guarantor covenant and agree as follows as of the Effective Date:

1. Modification of Guaranty. The Guaranty is hereby modified as of the Effective Date as follows:

(a) The following defined terms are hereby added, in alphabetical order, to Section 1 of the Guaranty, as follows:

“Westminster Loan” shall mean that certain Purchased Loan consisting of (i) a mortgage loan in the initial original principal amount of $135,000,000 to be made by Seller, as lender, to 165 E 66 Retail, LLC, a Delaware limited liability company, 165 E 66 Condo, LLC, a Delaware limited liability company and 165 E 66 Parking, LLC, a Delaware limited liability company, collectively as borrower, and (ii) a mezzanine loan in the initial original principal amount of $46,000,000 to be made by Seller, as lender, to 165 E 66, LLC, a Delaware limited liability company, as borrower.”

“Westminster Loan Repurchase Price” shall mean, as of any date of determination, the then current Repurchase Price with respect to the Westminster Loan.

(b) Section 2(b) of the Guaranty is hereby deleted in its entirety and replaced with the following:

“Notwithstanding anything in this Guaranty or in any other Transaction Document to the contrary, but subject to clauses (c) and (d) below, the maximum liability of Guarantor hereunder and under the other Transaction Documents shall in no event exceed (A) during such time that the Westminster Loan is a Purchased Loan, an amount equal to the sum of (i) twenty-five percent (25%) of the Guaranteed Obligations (exclusive of the Westminster Loan Repurchase Price) plus (ii) the Westminster Loan Repurchase Price, and (B) upon and at all times following the irrevocable payment in full by Seller to Buyer of the Westminster Loan Repurchase Price, twenty-five percent (25%) of the Guaranteed Obligations.”

2. Guarantor’s Representations. Guarantor has taken all necessary action to authorize the execution, delivery and performance of this Amendment. This Amendment has been duly executed and delivered by or on behalf of Guarantor and constitutes the legal, valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms subject to bankruptcy, insolvency, and other limitations on creditors’ rights generally and to equitable principles. No Event of Default has occurred and is continuing, and no Event of Default will occur as a result of the execution, delivery and performance by Guarantor of this Amendment. Any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by Guarantor of this Amendment has been obtained and is in full force and effect (other than consents, approvals, authorizations, orders, registrations or qualifications that if not obtained, are not reasonably likely to have a Material Adverse Effect).

3. Reaffirmation of Guaranty. Except as expressly modified hereby, all of the terms, covenants and conditions of the Guaranty and all of Guarantor’s obligations thereunder remain unmodified and in full force and effect and are hereby unconditionally ratified and confirmed by Guarantor in all respects. Any inconsistency between this Amendment and the Guaranty (as it existed before this Amendment) shall be resolved in favor of this Amendment, whether or not this Amendment specifically modifies the particular provision(s) in the Guaranty inconsistent with this Amendment. All references to the “Guaranty” in the Guaranty or in any of the other Transaction Documents shall mean and refer to the Guaranty as modified and amended by this Amendment.

4. No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Buyer under the Guaranty, any of the other Transaction Documents, or any other document, instrument or agreement executed and/or delivered in connection therewith.

5. Headings. Each of the captions contained in this Amendment are for the convenience of reference only and shall not define or limit the provisions hereof.

6. Counterparts. This Amendment may be executed in any number of counterparts, and all such counterparts shall together constitute the same agreement. Signatures delivered by email (in PDF format) shall be considered binding with the same force and effect as original signatures.

7. Governing Law. This Amendment shall be governed in accordance with the terms and provisions of Section 27(c) of the Guaranty.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives as of the day and year first above written and effective as of the Effective Date.

GUARANTOR:

BLACKSTONE MORTGAGE TRUST, INC., a Maryland corporation

By:	/s/ Douglas Armer
	Name:	Douglas Armer
	Title:	Principal, Head of Capital Markets and Treasurer

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BUYER:

CITIBANK, N.A.

By:	/s/ Richard B. Schlenger
	Name:	Richard B. Schlenger
	Title:	Authorized Signatory